EXHIBIT 23

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                               702.362.0540 (fax)





October 10, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of October 10, 2001, on the Financial Statements of World Wide Web, Inc. for the periods ended June 30, 2001 and 2000, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.


Signed,

/s/ Brad Beckstead
----------------------
G. Brad Beckstead, CPA